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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2002

                         ------------------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            Texas                         1-31447               74-0694415
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)

              1111 Louisiana
              Houston, Texas                                     77002
 (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------

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ITEM 5. OTHER EVENTS.

     On December 20, 2002, CenterPoint Energy, Inc. established .05 as the distribution ratio for the previously declared pro rata distribution of approximately 19 percent of the 80,000,000 outstanding shares of common stock of its wholly owned subsidiary, Texas Genco Holdings, Inc., to CenterPoint Energy's common shareholders. Accordingly, each shareholder of record of CenterPoint Energy common stock as of the close of business on December 20, 2002, will receive one share of Texas Genco common stock for every 20 shares of CenterPoint Energy common stock (unless a shareholder disposes of his/her right to receive Texas Genco shares prior to the distribution date). The distribution is expected to be made on January 6, 2003. Cash payments for fractional shares will be made following the distribution. CenterPoint Energy will mail an information statement to all of its shareholders of record that includes information about the distribution, Texas Genco and its business and operations. A copy of the information statement is filed with this Current Report as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     The following exhibit is filed herewith:

         99.1     Information Statement dated December 20, 2002

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CENTERPOINT ENERGY, INC.



Date:  December 20, 2002                 By:      /s/ James S. Brian
                                            -----------------------------------
                                             James S. Brian
                                             Senior Vice President
                                             and Chief Accounting Officer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                   EXHIBIT DESCRIPTION
-------                  -------------------
 99.1      Information Statement dated December 20, 2002